Exhibit 99.1

Caterpillar contact:

Tiffany Heikkila

Mobile: 832-573-0958

Tiffany.Heikkila@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Chief Executive Officer Joe Creed Elected Chairman of the Board

IRVING, Texas, Jan. 6, 2026 – Caterpillar Inc. (NYSE: CAT) announced that, after 45 years of service, including eight years as Caterpillar’s CEO, D. James Umpleby III will retire as Executive Chairman and as a member of the Caterpillar Board of Directors effective April 1, 2026. At that time, CEO Joseph E. Creed will assume the role of Chairman of the Board of Directors.

As part of this leadership transition, Debra L. Reed-Klages, who has served as a director since June 2015 and independent presiding director since June 2022, will continue to serve as lead independent director. “On behalf of the Board of Directors, we want to express our gratitude to Jim for his exemplary service as CEO and as a director. We look forward to continuing to work with Joe in his new role as Chairman of the Board,” said Reed-Klages.

“On behalf of the Board and the entire Caterpillar team worldwide, I want to express my heartfelt thanks to Jim whose years of dedicated service have made a lasting impact and helped shape our legacy of excellence,” added Creed. “I am honored to carry the torch forward as Chairman of the Board as we further Caterpillar’s mission of solving our customers’ toughest challenges.”

Creed joined Caterpillar in 1997 and has held numerous positions of increasing responsibility across multiple divisions of the company, including Chief Operating Officer and Group President of Energy & Transportation. He was appointed CEO and became a member of the Board of Directors on May 1, 2025.

After becoming CEO in 2017, Umpleby led the development and execution of a new strategy for long-term profitable growth, delivering significant value to shareholders. In May 2025, Umpleby transitioned to Executive Chairman, playing a key role in ensuring a smooth leadership transition for both the CEO position and the Board. “It's been an honor to work alongside Caterpillar’s talented global team and I’m very proud of all we accomplished together,” said Umpleby. “I am confident that Joe is the right leader to guide Caterpillar as it embarks upon a new century full of exciting opportunities. As I enter retirement, my greatest satisfaction comes from the conviction that Caterpillar’s best days lie ahead.”

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About Caterpillar

With 2024 sales and revenues of $64.8 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives.  For 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.

Forward-Looking Statements

Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements. Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.